(Delivered via email)                                 Exhibit 10.4

Subject: Retention Package Summary for ____

Dear ______,
We would like to express our deep appreciation for your past contributions during your time as a Marqetan. To recognize these contributions and your criticality to the future success of your team and the company, we are pleased to communicate that as a valued member of the executive team of Marqeta, Inc. (the “Company”), you will receive a one-time retention award of $________ (the “Retention Award”), on the terms and conditions below:

a.$__________ of the Retention Award will be payable in cash upon the earlier of the date that is 12 months following the Effective Date or the Board’s appointment of a new Chief Executive Officer (the date of such appointment, the “Appointment Date”), subject to you remaining employed through that date; and

b.$_________ of the Retention Award will be granted in the form of Company restricted stock units (“RSUs”) following the Effective Date, with the number of RSUs calculated in accordance with the Company’s equity grant practices. The RSUs will vest on the date that is six months following the Appointment Date, subject to your continued employment with the Company through such date; provided, however, that if, following the Appointment Date, your employment with the Company is terminated without Cause (as defined in the Company’s Executive Severance Plan as currently in effect), 100% of your RSUs immediately will vest subject to you satisfying the Release Requirement (as defined in the Company’s Executive Severance Plan as currently in effect). Your RSUs will be subject to the terms and conditions of the Company’s 2021 Stock Option and Incentive Plan and the applicable award agreement thereunder.

Any Retention Award payments will be subject to any applicable tax and other withholdings.

All other terms of your employment with the Company in effect immediately prior to the Effective Date will continue to apply, except as otherwise described herein. Your employment with the Company continues to be at-will, and nothing herein is intended to constitute a guarantee of future employment or service with the Company.

This letter may be amended only by a written agreement between you and the Company and will supersede any other oral or written agreement with respect to this subject matter. This letter will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Please confirm your agreement to the foregoing by signing and dating this letter in the space provided below for your signature and returning it to me.

Sincerely,

Jud Linville
Chairman, Marqeta Board of Directors

Name: ________

Cc: Employee File

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